UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 23, 2009
Illumina, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-30361	33-0804655
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9885 Towne Centre Drive, San Diego,
California		92121-1975
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 202-4500
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On April 23, 2009, Illumina’s Board of Directors approved amendments to the Company’s Bylaws, effective immediately. Section 2.4, Notice of Stockholder Meetings, has been amended. Sections 2.13, Nominations for Directors, section 2.14, Business at Meetings of Stockholders, and section 8.13, Severability, have been added to the Bylaws.
Section 2.4 has been clarified to provide that business conducted at special stockholder meetings is limited to the contents of the notice for the meeting or at the direction of the Board.
Section 2.13 (i) provides the exclusive means for a stockholder to make director nominations; (ii) provides that stockholder nominations for directors must be timely and properly noticed in writing to the Company’s secretary not later than 90 days prior to the anniversary of the prior year’s annual meeting; (iii) requires that such notice fully disclose all ownership interests of the nominating stockholder and of the nominee, including derivatives, hedged positions and other economic and voting interests; any arrangements with other persons in connection with the proposal; and representations that the stockholder is a holder of record entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination; (iv) requires the nominating stockholder and nominee to provide personal information consistent with that required to be disclosed in a proxy statement and further requires the nominee to complete the Company’s Directors & Officers Questionnaire; (v) requires representations from nominees regarding disclosure of compensation and voting arrangements in connection with service on the board and compliance with the Company’s corporate governance principles and other policies. The section applies to the nominations by stockholders of director nominees without regard to whether the nomination or nominations are also intended to be included in the proxy statement pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended or whether the nomination is presented to stockholders in a proxy solicitation by any person other than by or on behalf of the Board.
Section 2.14 provides (i) the exclusive means for a stockholder to propose business at a stockholder meeting; (ii) that for any business to be conducted at a meeting of stockholders it must be included in the notice of the meeting; (iii) that such business must be timely noticed and described in writing to the Company’s secretary no later than 90 days prior to the anniversary of the prior year’s annual meeting; (iv) that the description include the reason for transacting the business at the meeting and include the text of any proposed resolutions; (v) that such notice must fully disclose all ownership interests of the stockholder and must provide other information including, but not limited to, whether such stockholder intends to solicit proxies in support of a stockholder proposal; any arrangements with other persons in connection with the proposal; any rights to vote Company shares; and representations that the stockholder is a holder of record entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business. The section applies to any business to be presented at a stockholder meeting by a stockholder (other than nomination of a director which is governed by section 2.13) without regard to whether such business is also intended to be included in the proxy statement pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, or whether the nomination is presented to stockholders in a proxy solicitation by any person other than by or on behalf of the Board.
Section 8.13 has been added to include standard language regarding severability of provisions within the Company’s Bylaws.
The foregoing description is a summary only and is qualified in its entirety by reference to the copy of the Bylaws of Illumina dated April 23, 2009, that are attached hereto as Exhibit 3.2 and incorporated herein by this reference.
Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

	3.2	Amended and Restated Bylaws.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Illumina,Inc.
April 28, 2009	By:	/s/ Christian O. Henry Name: Christian O. Henry Title: Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

3.2	Amended and Restated Bylaws.